Exhibit 23.2

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                         CONSENT OF INDEPENDENT AUDITORS



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We consent to the use of our report dated November 2, 2007, except as to note 24 which is dated May 9, 2008, relating to the consolidated financial statements of METRO, Inc. as of September 29, 2007 and for the year then ended, included in the Great Atlantic & Pacific Tea Company, Inc. Annual Report to Shareholders, which is incorporated in the Annual Report on Form 10-K filed with the US Securities and Exchange Commission on May 8, 2008. We further consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-147935, 333-80347, and 333-36225) and in the Registration Statements on Form S-8 (Nos. 333-147808, 333-119045, 333-78805, and 033-54863) of The Great
Atlantic and Pacific Tea Company, Inc. of our report dated November 2, 2007, except as to note 24 which is dated May 9, 2008, relating to the consolidated financial statements of METRO Inc. as of September 29, 2007 and for the year then ended, included in The Great A&P Tea Company, Inc. Annual Report on Form 10-K for the year ended February 23, 2008 which is incorporated in the Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on
May 8, 2008.


                                                  /s/ Ernst & Young LLP
                                                  Chartered Accountant
Montreal, Canada
May 15, 2008